UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

NextCure, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38905 (Commission File Number)	47-5231247 (IRS Employer Identification No.)

9000 Virginia Manor Road, Suite 200 Beltsville, Maryland	20705
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (240) 399-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NXTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03Material Modification to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Reverse Stock Split

On July 14, 2025, NextCure, Inc., a Delaware corporation (the “Company”), effected a one-for-twelve (1:12) reverse stock split (“Reverse Stock Split”) of the Company’s common stock, par value $0.001 (the “Common Stock”). As previously disclosed, at the annual meeting of stockholders of the Company held on June 20, the stockholders of the Company approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Amendment”) to effect a reverse stock split at a ratio in the range of one-to-five (1:5) to one-to-fifteen (1:15), with such ratio to be subsequently determined in the discretion of the Company’s board of directors (the “Board”).

Pursuant to such authority granted by the Company’s stockholders, the Board approved the Reverse Stock Split of the Common Stock, and the filing of the Amendment to effectuate the Reverse Stock Split. The Amendment became effective at 12:01 a.m. Eastern Time on July 14, 2025.

The Reverse Stock Split will affect all shares of Common Stock outstanding immediately prior to the effective time of the Reverse Stock Split. In addition, the Reverse Stock Split will effect a reduction in the number of shares of Common Stock (i) available for issuance under the Company’s 2019 Omnibus Plan and 2019 Employee Stock Purchase Plan, (ii) to be automatically added to the number of shares available for issuance under the 2019 Employee Stock Purchase Plan pursuant to the annual “evergreen” provision of such plan, and (iii) issuable upon the exercise of stock options outstanding immediately prior to the effectiveness of the Reverse Stock Split. To reflect the Reverse Stock Split, there will also be a corresponding increase in the exercise price per share applicable to outstanding stock options. The number of authorized shares of Common Stock will remain at 100 million shares.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to a check representing the cash value equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the closing price of the Common Stock, as reported by Nasdaq, on the last trading day prior to the effective date of the Reverse Stock Split.

The Common Stock is scheduled to begin trading on the Nasdaq Global Select Market on a split-adjusted basis when the market opens on July 14, 2025 under the existing ticker symbol “NXTC”.

The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of NextCure, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November
Dated: July 14, 2025	NEXTCURE, INC.

	By:	/s/ Steven P. Cobourn
	Name:	Steven P. Cobourn
	Title:	Chief Financial Officer